Exhibit 99.1



              Escala Group Receives Notification of Formal Order of
                           Investigation From the SEC


     NEW YORK--(BUSINESS WIRE)--June 5, 2006--Escala Group (Nasdaq: ESCL), a global collectibles company in stamps, coins, and art and antiques, today announced that it has received notification of a formal order of investigation from the Securities and Exchange Commission (SEC). Although the order is not confined to a particular subject matter, the Company believes that the matters being investigated relate primarily to Escala Group's transactions with Afinsa Bienes Tangibles, S.A. of Madrid. These transactions are also the subject of Escala Group's previously announced internal investigation, which is being conducted by the Audit Committee of the Board of Directors and the Audit Committee's independent law firm, Kirkland & Ellis LLP.

     Escala Group intends to cooperate fully with the SEC in this matter.

     About Escala Group, Inc.

     Escala Group is a global network of leading companies in the collectibles market with operations in North America, Europe and Asia as well as on the Internet. The company operates through a number of subsidiaries that specialize in various sectors of the collectibles markets, and is comprised of three business areas: auctions, merchant/dealer operations and trading.

     Escala Group's North American auction and retail operations include Greg Manning Auctions division, Ivy & Manning Philatelic Auctions, Greg Manning Galleries, Greg Martin Auctions, Teletrade, Nutmeg Stamp Sales, Superior Sports, Bowers and Merena Auctions, North American Certified Trading, and H.R. Harmer. In Europe, the leading auction houses affiliated with the network are Auctentia Subastas of Madrid, Spain; Corinphila Auktionen of Zurich, Switzerland; and the Koehler group of auction companies of Berlin and Wiesbaden, Germany. In Asia, Escala Group's auction operations are conducted through John Bull Stamp Auctions, Ltd, the oldest philatelic auction house in Hong Kong.

     Merchant/dealer activities are conducted through Greg Manning Auctions and Central de Compras Coleccionables, S.L. of Madrid, and through Spectrum Numismatics International, one of the largest wholesalers of rare coins in the U.S.

     The trading activities of Escala Group are conducted through A-Mark Precious Metals, one of the largest private sellers of bullion coins and bullion gold, silver and platinum to the wholesale marketplace.

     SAFE HARBOR STATEMENT

     Statements in this press release that relate to future plans, objectives, expectations, performance, events and the like are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the Securities Exchange Act of 1934. Future events, risks and uncertainties, individually or in the aggregate, could cause actual results to differ materially from those expressed or implied in these statements. Factors that may cause such differences include changes in market conditions, changes in economic environment, competitive factors and the other factors discussed in the "forward-looking information" or "risk factors" sections included in Escala Group's filings with the Securities and Exchange Commission, including Escala Group's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, prospectuses and other documents that Escala Group has filed with the Commission. In particular, any statement related to Escala Group's expected revenues or earnings or Escala Group's being well positioned for future profitability and growth are forward-looking statements.

     The words "should," "believe," "estimate," "expect," "intend," "anticipate," "foresee," "plan" and similar expressions and variations thereof identify certain of such forward- looking statements, which speak only as of the dates on which they were made. Additionally, the subject matter of the SEC's investigation and the Company's internal investigation may change from time to time. Escala Group undertakes no obligation to publicly update or revise any forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements.


     CONTACT: Escala Group
              Perry Hall, 212-421-9400
              phall@escalagroup.com